UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2003

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-23261	58-2107916
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of principal executive offices)

(478) 722-6200

Registrant’s Telephone Number, including area code

Not applicable

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

On May 29, 2003, SNB Bancshares, Inc., Macon, Georgia (the “Company”), consummated the previously announced acquisition of Bank of Gray, Gray, Georgia, a Georgia state bank (“Bank of Gray”), pursuant to the Agreement and Plan of Reorganization dated October 25, 2002 (the “Agreement”), between the Company and Bank of Gray. The consideration given was 1,571,000 shares of the Company’s common stock, par value $1.00 per share, and $15,000,000.00 in cash, in return for all of the issued and outstanding capital stock of Bank of Gray. The consideration was determined by negotiation among the parties.

ITEM	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) The financial statements of the Company required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

(b) The pro forma and financial information required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report, and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

(c) Exhibits

2.1(a)	Agreement and Plan of Reorganization dated October 25, 2002, between SNB Bancshares, Inc. and Bank of Gray (incorporated by reference to Appendix A of the Company’s Proxy Statement/Prospectus on Form S-4 filed with the Securities and Exchange Commission on March 3, 2003).

99.1	Press release issued Friday, May 30, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNB BANCSHARES, INC.

Date: May 30, 2003	By:	/s/ H. Averett Walker
H. Averett Walker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1(a)

Agreement and Plan of Reorganization dated October 25, 2002, between SNB Bancshares, Inc. and Bank of Gray (incorporated by reference to Appendix A of the Company’s Proxy Statement/Prospectus on Form S-4 filed with the Securities and Exchange Commission on March 3, 2003).

99.1	Press Release distributed May 30, 2003